UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

THE TRADE DESK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 N. Chestnut Street

Ventura, CA 93001

(Address of principal executive offices) (Zip Code)

(805) 585-3434

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On June 15, 2021, The Trade Desk, Inc. (the “Company”) entered into a loan and security agreement, dated as of June 15, 2021 (the “Loan and Security Agreement”), among the Company, as borrower, and a syndicate of banks, led by JPMorgan Chase Bank, N.A., as agent.

The revolving credit facility under the Loan and Security Agreement is, by its terms, scheduled to terminate on June 15, 2026.

The Loan and Security Agreement consists of a $450.0 million revolving loan facility, with a $20.0 million sublimit for swingline borrowings and a $15.0 million sublimit for the issuance of letters of credit (the “Loan Facility”). Under certain circumstances, the Company has the right to increase the Loan Facility by an amount not to exceed $300.0 million. The Loan and Security Agreement is collateralized by substantially all of the Company’s assets, including a pledge of certain of its accounts receivable, deposit accounts, intellectual property, investment property, and equipment.

Loans under the Loan Facility bear interest through maturity at a variable rate based upon, at the Company’s option, an annual rate of either a Base Rate or an adjusted LIBOR rate, plus an applicable margin (“Base Rate Borrowings” and “LIBOR Rate Borrowings”). The Base Rate is defined as a rate per annum for any day equal to the greatest of (1) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States, (2) the NYFRB Rate in effect on such day plus half of 1%, and (3) the adjusted LIBOR rate for a one month interest period on such day plus 1%.  The applicable margin is between 0.25% to 1.25% for Base Rate Borrowings and between 1.25% and 2.25% for LIBOR Rate Borrowings based on the Company maintaining certain leverage ratios. The fee for undrawn amounts under the Loan Facility ranges, based on the applicable leverage, from 0.200% to 0.350%. The Company is also required to pay customary letter of credit fees, as necessary.

The Loan and Security Agreement contains customary conditions to borrowings, events of default and covenants, including covenants that restrict the Company’s ability to sell assets, make changes to the nature of the Company’s business, engage in mergers or acquisitions, incur, assume or permit to exist additional indebtedness and guarantees, create or permit to exist liens, pay dividends, issue equity instruments, make distributions or redeem or repurchase capital stock or make other investments, engage in transactions with affiliates and make payments in respect of subordinated debt. The  Loan and Security Agreement also requires the Company to maintain compliance with a maximum ratio of consolidated funded debt to consolidated EBITDA of 3.50 to 1.00.

The foregoing description of the Loan and Security Agreement is only a summary and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8‑K.

Item 1.02Termination of a Material Definitive Agreement.

On June 15, 2021, in connection with the effectiveness of the Loan and Security Agreement referred to in Item 1.01 of this Current Report on Form 8-K, the Company terminated its Second Amended and Restated Loan and Security Agreement, dated as of October 26, 2018 (the “Credit Agreement”), among the Company, as borrower, and a syndicate of banks led by Citibank, N.A., as agent. The revolving credit facility provided under the Credit Agreement was, by its terms, scheduled to terminate on May 9, 2022.

At the time of termination of the Credit Agreement, the Credit Agreement consisted of a $150.0 million revolving loan facility, with a $20.0 million sublimit for swingline borrowings and a $15.0 million sublimit for the issuance of letters of credit (the “Credit Facility”). Under certain circumstances, the Company had the right to increase the Credit Facility by an amount not to exceed $100.0 million. The Credit Agreement was collateralized by substantially all of the Company’s assets, including a pledge of certain of its accounts receivable, deposit accounts, intellectual property, investment property, and equipment.

Loans under the Credit Facility bore interest through maturity at a variable rate based upon, at the Company’s option, an annual rate of either a Base Rate or a LIBOR rate, plus an applicable margin (“Credit Facility Base Rate Borrowings” and “Credit Facility LIBOR Rate Borrowings”). The Base Rate was defined as a fluctuating interest rate equal to the greatest of (1) the federal funds rate plus 0.50%, (2) Citibank, N.A.’s prime rate, and (3) one month LIBOR rate plus 2.00%. The applicable margin was between 0.25% to 1.25% for Credit Facility Base Rate Borrowings and between 1.25% and 2.25% for Credit Facility LIBOR Rate Borrowings based on the Company maintaining certain leverage ratios. The fee for undrawn amounts under the Credit Facility ranged, based on the applicable leverage, from 0.225% to 0.400%. The Company was also required to pay customary letter of credit fees, as necessary.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1*	Loan and Security Agreement, dated as of June 15, 2021, among The Trade Desk, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish a copy of all omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC. (Registrant)

Date: June 16, 2021
	By:	/s/ Blake J. Grayson
Blake J. Grayson
Chief Financial Officer (Principal Financial and Accounting Officer)